Exhibit 10.21


             FORM OF SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT

         This Second Amendment to Change in Control Agreement ("Amendment") is made and entered into as of the 14th day of January, 1999, by and between INTERFACE, INC. (the "Company") and ___________________ ("Executive").

                              W I T N E S S E T H :
                               -------------------

         WHEREAS, the Company and Executive did enter into that certain Change in Control Agreement dated as of April 1, 1997, as previously amended (the "Agreement"); and

         WHEREAS, the parties hereto desire to modify the Agreement in certain respects, as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Agreement.

         2. Section 4(c) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

                  (c) Benefits to be Provided. If Executive becomes eligible for benefits under subsection (b) above, the Company shall pay or provide to Executive the compensation and benefits set forth in this subsection
         (c); provided, however, that the compensation and benefits to be paid or provided pursuant to paragraphs (i) through (iv) of this subsection
         (c) shall be reduced to the extent that Executive receives or is entitled to receive upon Executive's termination the compensation and benefits (but only to the extent Executive actually receives such compensation and benefits) described in paragraphs (i) through (iv) of this subsection (c) pursuant to the terms of an employment agreement with the Company or as a result of a breach by the Company of the employment agreement; and, provided, further, after taking into consideration any such reductions, Executive shall continue to be entitled to receive in the aggregate under this Agreement and the employment agreement an amount of compensation and benefits equal to the full amount of compensation and benefits provided under this Agreement, and any amounts paid under paragraphs (i), (ii) and (iv) of this Agreement shall be paid in the manner provided in such paragraphs.

         3. Section 5 of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

         5. Payments to Cover Excise Taxes.
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                  (a)    Anything   in   this    Agreement   to   the   contrary
         notwithstanding, in the event it shall be determined (as hereafter provided) that any payment or distribution to or for Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including, without limitation, any employment agreement, Stock Plan or salary continuation agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provisions thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") from the Company. The total amount of the Gross-Up Payment shall be an amount such that, after payment by (or on behalf
         of) Executive of any Excise Tax and all federal, state and other taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, the remaining amount of the
         Gross-Up   Payment  is  equal  to  the  Excise  Tax  imposed  upon  the
         Payment(s). For purposes of clarity, the amount of the Gross-Up Payment shall be that amount necessary to pay the Excise Tax in full and all taxes assessed upon the Gross-Up Payment.

                  (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Section 5 and the amount of such Gross-Up Payment shall be made by an accounting firm selected by the Company, and reasonably acceptable to Executive, which is then designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and Executive as promptly as practicable after such calculation is requested by the Company or by Executive with respect to a Payment (or Payments), and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment (or Payments), it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment(s). Within 15 days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 5 shall be paid by the Company to Executive within 15 days of the receipt of the Accounting Firm's Determination. The existence of the Dispute shall not in any way affect the right of Executive to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and Executive subject to the application of Section 5(c).


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
                  (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon the earliest to occur of the following events: (i) upon notice (formal or informal) to Executive from any governmental taxing authority that the tax liability of Executive (whether in respect of the then current taxable year of Executive or in respect of any prior taxable year of Executive) may be increased by reason of the imposition of the Excise Tax on a Payment (or Payments) with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of a determination by the Company (which shall include the position taken by the Company, or its consolidated group, on its federal income tax return), or (iv) upon the resolution to the satisfaction of Executive of the Dispute. If any Underpayment occurs, Executive shall promptly notify the Company and the Company shall pay to Executive within 15 days of the date the Underpayment is deemed to have occurred under (i), (ii), (iii) or (iv) above, but in no event less than 5 days prior to the date on which the applicable government taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment.

                  An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon any Payment(s) (or portion of a Payment) with respect to which Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability by reason of the Excess Payment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) the statute of limitations with respect to Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to Executive and Executive shall pay to the Company within 15 days following demand (but not less than 30 days after the determination of such Excess Payment) the amount of the Excess Payment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Executive until the date of repayment to the Company.


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

                  (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment(s), the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of any Excise Tax that the Company has actually withheld from the Payment(s); provided, that the Company's payment of withheld Excise Tax shall not alter the Company's obligation to pay the Gross-Up Payment required under this Section 5.

                  (e)   Executive   and  the  Company  shall  each  provide  the
         Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the Determination contemplated by Section 5(b) hereof.

                  (f) The  fees  and  expenses  of the  Accounting  Firm for its
         services  in  connection  with  the   Determination   and  calculations
         contemplated by Section 5(b) shall be paid by the Company.

         4. The Agreement, as expressly modified by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.

                  IN WITNESS WHEREOF, Executive has executed this Amendment, and the Company has caused this Amendment to be executed by a duly authorized representative, as of the date first set forth above.

                                             INTERFACE, INC.


                                             By: _____________________________
                                                 Ray C. Anderson
                                                 Chairman and CEO

                                             EXECUTIVE:


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